                                                                    EXHIBIT 11.1



                        COMPUTATION OF EARNINGS PER SHARE


                                                   Three Months ended                Nine Months ended
                                                       September 30,                   September 30,
                                                   1999            1998             1999            1998
                                                   ----            ----             ----            ----


Net income                                      $  495,189      $  604,178      $ 1,246,737      $1,466,420
                                                ==========      ==========      ===========      ==========

Weighted average number of common
  and common equivalent shares:

Weighted average common shares outstanding       2,684,666       2,414,278        2,582,567       2,412,082

Shares issued from assumed exercise of
  common stock equivalents(1)                           --          70,417               --          88,137
                                                ----------      ----------      -----------      ----------
Weighted average number of common and
  common equivalent shares outstanding           2,684,666       2,484,695        2,582,567       2,500,219
                                                ==========      ==========      ===========      ==========

Earnings per share:
         Basic                                  $      .18      $      .25      $       .48      $      .61
                                                ==========      ==========      ===========      ==========
         Diluted                                $      .18      $      .24      $       .48      $      .59
                                                ==========      ==========      ===========      ==========


(1) Common stock under options excluded from the computation of earnings per share were 21,951 and 10,657 shares, respectively, because they were antidilutive.